UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On April 15, 2013, Lone Pine Resources Inc., as parent (“Lone Pine”), and Lone Pine Resources Canada Ltd., as borrower (“LPR Canada”), entered into the Fourth Amendment (the “Amendment”) to that certain Credit Agreement dated as of March 18, 2011, by and among Lone Pine, LPR Canada, JPMorgan Chase Bank, N.A., Toronto branch as Administrative Agent and the other agents and Lenders party thereto (as amended, the “Credit Agreement”).  The Credit Agreement was amended pursuant to the provisions of the Amendment as follows: (i) the percentage of the Borrower’s property that may be sold, transferred or disposed of during the period since the most recent redetermination of the Borrowing Base without a corresponding reduction to the Borrowing Base was reduced from 10% to 5% of the then current Borrowing Base; (ii) the Total Debt to EBITDA financial covenant was amended to increase the permitted ratio from 4.0 to 1.0 to 4.5 to 1.0 for any period on or before June 30, 2013, after which the required ratio will revert to 4.0 to 1.0; (iii) the negative covenant regarding Hedging Agreements was amended to exclude, for purposes of determining compliance with such covenant, certain hedges described in a schedule to the Amendment, and to provide that Lone Pine and LPR Canada shall not enter shall not enter into any Hedging Agreements relating to calendar year 2013 production without the prior written consent of the Required Lenders; (iv) the Borrowing Base was amended to be Cdn$185,000,000; and (v) Lone Pine paid an upfront fee to each Lender that consented to the Amendment of 5 bps on the amount of such Lender’s Borrowing Base commitment.  The operative provisions of the Amendment became effective on April 15, 2013.

The foregoing description of the Amendment is qualified in its entirety to the full text of the Amendment, a copy of which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2013, the Board of Directors (the “Board”) of Lone Pine appointed Tim Granger, 55, to serve as President and Chief Executive Officer and as a class III director of Lone Pine, effective April 22, 2013. There are no arrangements or understandings between Mr. Granger and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining Lone Pine, Mr. Granger served as Chief Executive Officer and Managing Director of Molopo Energy Limited from January 3, 2012 to January 17, 2013, and as President and Chief Executive Officer, and director of Compton Petroleum Corporation from January 6, 2009 through December 2, 2011.  Prior thereto, Mr. Granger held the office of Vice President, Asset Optimization and Chief Operating Officer at Paramount Energy Trust and prior to that, Managing Director of TAQA North following the acquisition of Primewest Energy by TAQA in January of 2008.  Mr. Granger had been the Chief Operating Officer of Primewest which he joined in 1999. Mr. Granger has more than 28 years of extensive experience in exploitation, production operations and asset management. From 1996 to 1999, Mr. Granger held various managerial positions at Pogo Canada Ltd. and Petro-Canada, including production engineering and upstream information technology. Prior to 1996, Mr. Granger held various management positions at Amerada Hess Canada Ltd., and engineering positions at Dynex Petroleum Ltd., Canterra Energy Ltd. and Dome Petroleum Limited. Mr. Granger graduated from Carleton University with a B.Sc. in Mechanical Engineering.

Executive Employment Agreement

LPR Canada entered into an Executive Employment Agreement dated April 18, 2013 (the “Employment Agreement”) with Mr. Granger. In accordance with the Employment Agreement, Mr. Granger’s employment will commence on April 22, 2013.  The material terms of the Employment Agreement are summarized below.

Base Salary and Bonus. Mr. Granger will receive an annual base salary of Cdn$400,000, subject to annual review. He will also be eligible for an annual bonus under Lone Pine’s annual incentive plan with a target amount of 70% of base salary. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based upon Lone Pine’s financial and operating performance and Mr. Granger’s performance. Any 2013 bonus would be prorated based on his period of employment in 2013.

Annual Equity Awards. Mr. Granger will also receive certain equity awards for 2013 on May 15, 2013.  Mr. Granger will receive phantom stock units and performance units pursuant to Lone Pine’s 2011 Stock Incentive Plan, and the form phantom stock unit and performance unit award agreements that have been adopted pursuant to the 2011 Stock Incentive Plan.  The 2013 phantom stock unit award will equal Cdn$500,000 on the date of grant and will be subject to a three year vesting schedule.  Upon vesting, the phantom stock unit awards will be settled in cash. Mr. Granger’s 2013 performance unit award will also equal Cdn$500,000 in value on the date of grant.  Performance units will be eligible to be settled in shares of Lone Pine’s common stock, subject to satisfaction of a relative total stockholder return performance objective.  The number of shares of Lone Pine common stock that may be deliverable pursuant to the 2013 performance unit award will range from 0% to 200% of the target number of performance units granted. The number of phantom stock units and the target number of performance units to be granted will be calculated based on Lone Pine’s stock price on May 15, 2013 (the next regularly scheduled grant date), in accordance with Lone Pine’s standard equity valuation practices.  The performance criteria will be relative total stockholder return of Lone Pine and selected peer companies over the period from April 22, 2013 through December 31, 2015.  After 2013, Mr. Granger will be eligible to receive annual equity grants when such grants are made to senior executives. Subject to the Compensation Committee’s discretion, Lone Pine contemplates that the target value of such awards will not be less than the target value of his 2013annual grant.

Severance Terms. The Employment Agreement provides that if LPR Canada terminates Mr. Granger without Cause (defined below), he will receive a lump sum severance payment equal to 1.5 times his annual base salary, plus an additional 15% of that amount in lieu of all other benefits. The Employment Agreement generally defines “Cause” in accordance with the common law under the laws of the Province of Alberta, which includes, without limitation, fraud or dishonesty against LPR Canada, personal profit at the expense of LPR Canada, and Mr. Granger’s willful breach of the Agreement.

In the alternative to the severance payment described above, the Employment Agreement provides for certain other benefits in connection with an “involuntary termination” of employment that occurs within two years after a “change of control” of Lone Pine. An “involuntary termination” of employment occurs if Mr. Granger’s employment is terminated for any reason other than for Cause or if the employee resigns within 60 days after becoming subject to a “change of duties” (except that a termination as a result of death, disability, or resignation on or after attaining age 65 will not be considered to be an involuntary termination of employment).  A “change of duties” includes, among other things, a significant change in the employee’s authorities or duties, or a reduction in the employee’s annual base salary or right to participate in compensation plans. The Employment Agreement defines a “change of control” generally as the occurrence of any one of the following: (1) the acquisition by any individual or group of beneficial ownership of 50% or more of either the then outstanding shares of Lone Pine’s common stock or the combined voting power of Lone Pine’s then outstanding voting securities; (2) individuals who, immediately after the closing of Lone Pine’s initial public offering, constitute Lone Pine’s board of directors (and certain new directors approved by certain members of Lone Pine’s board of directors) cease to constitute a majority of Lone Pine’s board of directors; or (3) the consummation of a reorganization, merger, consolidation or other business combination of Lone Pine or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of Lone Pine’s assets, or Lone Pine’s liquidation or dissolution, unless following any such transaction the owners of Lone Pine’s securities before the transaction own more than 50% of the resulting or acquiring company and at least a majority of the members of the board of directors of the resulting company were members of Lone Pine’s board of directors at the time of the approval of such transaction. In the event that an employee’s employment is involuntarily terminated within two years after a change of control occurs, the severance benefits provided under the Agreement include a lump sum cash payment equal to 2.5 times Mr. Granger’s annual base salary, plus an additional 15% of that amount in lieu of all other benefits, and the full vesting of outstanding options to purchase Lone Pine’s common stock and any accrued benefits under nonqualified deferred compensation plans that Lone Pine sponsors. These provisions of the Employment Agreement have an initial term of 30 months, subject to automatic successive renewal periods of 30 months unless the Compensation Committee chooses not to renew such provisions.

Other Benefits and Provisions. Mr. Granger will be eligible to participate in the benefit programs generally available to senior executives of Lone Pine.  Standard confidentiality restrictions will also apply to Mr. Granger throughout the term of his employment as well as following a termination of his employment for any reason.

Transitional Matters

In connection with the appointment of Mr. Granger as President and Chief Executive Officer, Mr. Fitzpatrick’s executive officer title will be changed from Interim Chief Executive Officer to Executive Director, effective April 22, 2013.  It is anticipated that Mr. Fitzpatrick will remain an executive officer through May 30, 2013 to facilitate transitional matters with Mr. Granger.

The foregoing descriptions of the terms of employment, equity awards, and severance benefits do not purport to be complete and are qualified in their entireties by reference to the full text of the Employment Agreement, and the forms of Phantom Stock Unit Award Agreement and Performance Unit Award Agreement, copies of which are filed as Exhibit 10.2 or are incorporated by reference as exhibits, as the case may be, to this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD Disclosure.

A copy of Lone Pine’s press release announcing an operational update, the fourth amendment to its credit agreement, and the board and executive appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1

Fourth Amendment dated April 15, 2013 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent.

10.2	Executive Employment Agreement, dated April 18, 2013, between Lone Pine Resources Canada Ltd. and Tim Granger
10.3

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.30 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).

10.4

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Performance Unit Award Agreement for Canadian Grantees, incorporated herein by reference to Exhibit 10.29 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).

99.1	Press Release of Lone Pine Resources Inc. dated April 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	April 19, 2013	By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fourth Amendment dated April 15, 2013 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent.

10.2	Executive Employment Agreement, dated April 18, 2013, between Lone Pine Resources Canada Ltd. and Tim Granger
10.3

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.30 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).

10.4

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Performance Unit Award Agreement for Canadian Grantees, incorporated herein by reference to Exhibit 10.29 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).

99.1	Press Release of Lone Pine Resources Inc. dated April 19, 2013